Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-65900 on Form S-8 of our report dated June 28, 2018, appearing in this Annual Report on Form 11-K of the Caleres, Inc. 401(k) Savings Plan for the year ended December 31, 2017.

/s/ UHY LLP

St. Louis, Missouri
June 28, 2018